EXHIBIT 10.1

       LEASE ACQUISITION AND DEVELOPMENT AGREEMENT BETWEEN DOLPHIN ENERGY CORPORATION (BUYER/OPERATOR) AND APOLLO ENERGY LLC AND ATEC ENERGY
          VENTURES, LLC (SELLER/NON-OPERATOR) DATED FEBRUARY 22, 2005



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                   LEASE ACQUISITION AND DEVELOPMENT AGREEMENT


                                     Between


                           Dolphin Energy Corporation

                                (Buyer/Operator)


                                       and


                 Apollo Energy LLC and ATEC Energy Ventures, LLC

                              (Seller/Non-Operator)





                                February 22, 2005









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                                Table of Contents
                                                                            PAGE

1.    Definitions..............................................................2
      1.1      Definitions.....................................................2

2.    Consideration............................................................6
      2.1      Escrow..........................................................6
      2.2      First Closing and Payment.......................................6
      2.3      Second Closing and Payment......................................6
      2.4      Third Closing and Payment.......................................6
      2.5      Purchase and Sale of Pending Leases.............................7
      2.6      Top Leases......................................................8
      2.7      Assignment......................................................8
      2.8      Closing Conditions..............................................8

3.    Reservations By Seller...................................................8
      3.1      Reserved Production Payment.....................................8
      3.2      Reserved ORRI...................................................9
      3.3      Backin WI.......................................................9

4.    Review of Records and Title.............................................10
      4.1      Review of Records..............................................10
      4.2      Title Defects..................................................10
      4.3      Additional Acreage.............................................10

5.    Buyer's Covenants.......................................................11
      5.1      Drilling Commitment............................................11
      5.2      Substitute Well................................................11
      5.3      Bruner Agreement...............................................11

6.    Area of Mutual Interest.................................................11

7.    Operations..............................................................12

8.    Confidentiality; Access to Information..................................12
      8.1      Confidentiality................................................12
      8.2      Access to Information..........................................13

9.    Acceptance of Surface Conditions........................................13

10.   Miscellaneous...........................................................13
      10.1     Term...........................................................13
      10.2     Force Majeure..................................................14
      10.3     Relationship of the Parties....................................14
      10.4     Audit Rights...................................................15

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      10.5     Like-Kind Exchange.............................................15
      10.6     Delay Rentals and Shut-in/Minimum Royalty Payments.............16
      10.7     Press Releases.................................................16
      10.8     Construction of Agreement......................................16
      10.9     Assignability..................................................16
      10.10    Successors and Assigns.........................................17
      10.11    Counterparts...................................................17
      10.12    Words and Gender...............................................17
      10.13    Partial Invalidity.............................................17
      10.14    Incorporation by Reference.....................................17
      10.15    Notices........................................................17
      10.16    Governing Law..................................................18
      10.17    Entire Agreement...............................................18
      10.18    Disclaimers and Release........................................18
      10.19    Representations................................................19
      10.20    No Third Party Beneficiaries...................................20
      10.21    No Recording...................................................20
      10.22    Necessary Documents............................................20


EXHIBITS

A     Lease Schedule -- Existing Initial Leases
B     Lease Schedule -- Biscuit Ranch
C     Lease Schedule -- Miscellaneous Tracts
D     Lease Schedule -- Pending Leases
E     Form of Assignment of Oil and Gas Leases
F     Form of Operating Agreement
G     Area of Mutual Interest
H     Form of Oil and Gas Lease
I     Form of Escrow Agreement





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                   LEASE ACQUISITION AND DEVELOPMENT AGREEMENT

         THIS LEASE ACQUISITION AND DEVELOPMENT AGREEMENT ("Agreement"), is entered into this 22nd day of February, 2005 (the "Effective Date"), by and between Dolphin Energy Corporation, a Nevada corporation, with an office at 1331 17th Street, Suite 730, Denver, Colorado 80202 (hereinafter referred to as "Buyer"), ATEC Energy Ventures, LLC, a Texas limited liability company ("ATEC"), whose address is 415 Bayou Cove Ct., Houston, Texas 77042, Apollo Energy, LLC, a Colorado limited liability company ("Apollo"), whose address is 1557 Ogden Street, Suite 300, Denver, Colorado 80218 and the "Apollo Nominees," as defined below. ATEC, Apollo and the Apollo Nominees may be collectively referred to as "Seller," or the "Selling Parties," and Buyer and Seller may be collectively referred to as the "Parties" and each Buyer and Seller may be referred to individually as a "Party."

                                    RECITALS

         WHEREAS, Seller owns or will own certain oil and gas leases covering approximately 4,000 Net Mineral Acres in lands located in Garfield County,
Colorado, as more particularly described on Exhibits A, B, C and D, to be attached hereto (the "Initial Leases and the "Pending Leases");

         WHEREAS, Apollo holds record title for and on behalf of ATEC and the Apollo Nominees pursuant to certain agreements among and between the Selling Parties;

         WHEREAS, the Apollo Nominees have designated Apollo to act for them and on their behalf in connection with the negotiation and execution of this Agreement;

         WHEREAS, Seller seeks an operating company to conduct exploration and development activities, including, without limitation, the drilling of exploration wells and development wells on lands covered by the Initial Leases, the Pending Leases, and other Leases acquired or to be acquired by Seller, and Buyer desires to acquire a 50% undivided interest in the 4,000 Net Mineral Acres comprising the Initial Leases and the Pending Leases and to conduct such exploration and development activities in accordance with the terms and provisions of this Agreement;

         WHEREAS, Buyer is an operating company that has the necessary financial capabilities, personnel with the appropriate professional and technical expertise and the appropriate equipment and infrastructure to conduct the exploration and development activities contemplated by this Agreement;

         WHEREAS, Buyer has conducted or will conduct an independent investigation of the Leases and desires to acquire the Initial Leases and to conduct such exploration and development activities in accordance with the terms and provisions of this Agreement; and

         WHEREAS, to accomplish the foregoing, the Parties wish to enter into this Agreement.


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         NOW,  THEREFORE,  based  on  the  above  and  in  consideration  of the covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

                                 1. DEFINITIONS

1.1 DEFINITIONS. For purposes of this Agreement, capitalized terms shall have the meanings set forth herein.

         "ACQUIRED INTERESTS" is defined in Article 6.

         "ACQUISITION COSTS" means invoice amounts actually incurred and paid by Buyer to Seller or to a Non-affiliated Person to acquire a Lease, farmout, assignment or other interest in Hydrocarbons or Production Assets, including without limitation, lease per acre bonus (including bonuses paid pursuant to compulsory pooling orders), paid up delay rentals, and amounts paid to Seller or to a Non-affiliated Person for mineral take-offs, but excluding Seller's Overhead Expense and broker fees and expenses.

         "AFFILIATE" means any Person that (a) a Party either owns or otherwise directly or indirectly controls, (b) owns or otherwise directly or indirectly controls a Party, (c) is under common ownership or control with a Party by another Person. "Ownership" means at least fifty percent (50%), (or such lesser percentage which results in actual de facto control), of the voting securities or of profits, whichever is applicable. "Control" means the ability to control the management or actions of the Person in question, by whatever means.

         "AMI" OR "AREA OF MUTUAL INTEREST" means all lands within the geographical area outlined on Exhibit G.

         "APOLLO NOMINEES" means the following individuals and entities: Joe Freeman; Larry Gilmore; Eatex; Lynn McBride; Huckelberry; WYOTEX Oil Company; JLW Investments.

         "BACKIN WI" is defined in Section 3.3.

         "BRUNER" means the third party which enters into the Bruner Agreement.

         "BRUNER AGREEMENT" means that certain Lease Acquisition and Development Agreement to be entered into between Seller and Bruner under which Bruner will acquire either a 25% or a 50% undivided interest in the Initial Leases and the Pending Leases.

         "CLOSING" means the First Closing, the Second Closing, the Third Closing, the closing under Section 2.5(b), and/or any other payment by Buyer in exchange for an Assignment of an interest in Net Mineral Acres in the Leases.

         "DEFENSIBLE TITLE" means record title to the Leases that: (i) entitles Seller, and after the Closing Buyer, to receive and retain proceeds from the sale of Hydrocarbons, without suspension, reduction (except pursuant to the terms of this Agreement) or termination, not

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less  than the net  revenue  interest(s)  specified  for each of the  Leases  on
Exhibits A through D (subject to proportionate reduction, however, in the event of pooling, unitization or communitization) through plugging, abandonment and salvage of all wells now or hereafter located on the each of the Leases; (ii) obligates Seller, and after Closing Buyer, to bear the costs and expenses attributable to the drilling, maintenance, repair, and operation of all wells now or hereafter located on each of the Leases, through plugging, abandonment and salvage of any of such wells (subject to proportionate reduction, however, in the event of pooling, unitization or communitization), in an amount not greater than the working interest(s) specified for each of the Leases on Exhibits A through D; (iii) for transfers of federal Leases, is approved by the Bureau of Land Management, and (iv) is free and clear of all, liens, encumbrances or other title defects that would have a material and adverse affect on Buyer's ownership of the Leases, or that are created by through or under Seller (except for the Reserved Production Payment or the Reserved ORRI and the Backin WI). For the purposes of this definition, "material and adverse" means with respect to the WI and/or NRI of the Lease, as set forth on Exhibits A through D that Buyer can show through affirmative written documentation that Seller does not own such WI and/or NRI.

         "ESCROW" means an arrangement and account for deposit of the purchase price pursuant to the escrow agreement in a form similar to the attached Exhibit I, to give effect to the applicable provisions of this Agreement, which escrow agreement shall terminate in any event on or before December 15, 2005.

         "EXISTING LEASE BURDENS" means landowner royalties, overriding royalties, net profits interests, production payments and similar payments out of production owned by a Non-affiliated Persons and shown of record, in either the applicable real estate records where the lands are located or in the applicable federal records, on either the Effective Date or the date on which a Lease is acquired by Seller from a Non-affiliated Person, whichever is later.

         "FIRST CLOSING" means the date on which Seller assigns to Buyer and receives consideration for a portion of the Leases, as set forth in Section 2.2.

         "FORCE MAJEURE" is defined in Section 10.2.

         "HYDROCARBONS" means any oil or gas in, under and that may be produced after the Effective Time from Leases and lands, including without limitation crude oil, condensate, natural gas liquids and natural gas regardless of source rock, casinghead gas and coalbed methane.

         "INFORMATION" is defined in Section 8.1.

         "INITIAL LEASES" means the oil, gas and mineral leases described on Exhibits A, B and C, together with such additional oil, gas and mineral leases which the Parties mutually agree to include on Exhibits A, B and C for the purpose of the First Closing, the Second Closing, and/or any subsequent Closing, up to 2,000 Net Mineral Acres.

         "LEASES" means the Initial Leases, the Pending Leases, and the Acquired Interests, together with such additional oil, gas and mineral leases acquired by Seller during the term


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of this  Agreement,  either by purchase  or  farmout,  and paid for or earned by
Buyer pursuant to this Agreement.

         "NET MINERAL ACRES" means the number of acres of a full mineral interest in a tract of land covered by a Lease on such tract, even though the said tract contains a greater number of surface acres.

         "NON-AFFILIATED PERSON" means a Person who is not an Affiliate.

         "OPERATING AGREEMENT" means an AAPL No. 610-1982 Revised Model Form Joint Operating Agreement in the form attached hereto as Exhibit F.

         "OVERHEAD EXPENSE(S)" means costs for routine accounting, administrative, geological, land, engineering, supervision, travel, and office services incurred by a Party to furnish either the personnel or facilities necessary to perform its obligations under this Agreement, provided, however, excluding direct overhead expense chargeable under the terms of the Operating Agreement.

         "PENDING LEASES" means the oil, gas and mineral leases described on Exhibit D, together with such additional oil, gas and mineral leases which the Parties mutually agree to include on Exhibit D for the purpose of the Closing pursuant to Section 2.5(b), and/or any subsequent Closing, and which shall be comprised of all Net Mineral Acres other than the 2,000 Net Mineral Acres of Initial Leases, up to a total of 4,000 Net Mineral Acres.

         "PERSON"  means  any  individual,  partnership,   corporation,  limited
liability company, trust, trustee, estate, executor, administrator, guardian, or other entity.

         "PRODUCTION ASSETS" means wellbores, pipelines, gathering systems, production or processing facilities, surface estate interests, rights-of-way, or other surface uses, and other production related infrastructure on the Leases.

         "PROJECT COSTS" means all costs paid or incurred by Buyer in connection with or in respect to the acquisition and development of the Leases, excluding however, any of Buyer's Overhead Expenses. Project Costs shall include, without limitation, the purchase price for the Properties, payments with respect to Acquisition Costs as paid by Buyer under Article 2, costs and expenses incurred for the drilling, reworking, sidetracking, deepening, testing, completing, re-completing, equipping, plugging back, plugging and abandoning or operating any wells on the Leases, liquidated damages under Section 5.1(b), recording of oil, gas and mineral leases, assignments, and other transfers of interests in the Leases, abstracts, runsheets, mineral take-offs, title examination, and obtaining title curative material with respect to the Leases, consideration paid, costs associated with easements, rights-of-way, construction and installation of gathering, processing, treating, compression, and transportation infrastructure on the Leases, payments of royalties, overriding royalties, delay rentals, minimum rentals, shut-in gas royalty and the proceeds attributable to the Reserved Production Payment, the Reserved ORRI, costs of purchasing or shooting seismic on the Leases, costs of gathering, processing, treating, compression, and transportation of production attributable to Buyer's production of Hydrocarbons and attributable to the Reserved Production Payment, but


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paid  by  Buyer,  severance  and  ad  valorem  taxes,  and  all  direct  charges attributable to the oversight and administration of all activities conducted on the Leases that would be chargeable under the terms of the Operating Agreement, as if it were effective as to the Leases from and after Closing.

         "PROJECT PAYOUT" means the first day of the month following the date on which Project Payout Account has a credit balance.

         "PROJECT PAYOUT ACCOUNT" is defined in Section 3.2.

         "PROJECT REVENUES" means all proceeds received by Buyer from the sale of Hydrocarbons attributable to Buyer's ownership in the Leases, proceeds from the sale of seismic data covering the Leases and any amounts received by Buyer from third parties as payment for gathering, treating, processing or transportation of Hydrocarbons in Production Assets constructed by Buyer on the Leases. In the event of an assignment of Buyer's interest in the Leases, Project Revenues shall include the items of revenue described in the foregoing sentence attributable to Buyer and Buyer's assigns interest in the Leases.

         "PROPERTIES" means all the Leases, Production Assets, and all other real and personal property interests within the AMI.

         "RESERVED ORRI" is defined in Section 3.2, below.

         "RESERVED PRODUCTION PAYMENT" is defined in Section 3.1, below.

         "SECOND CLOSING" means the date on which Seller assigns to Buyer and receives consideration for the Leases described on Exhibit B, as set forth in
Section 2.3.

         "THIRD CLOSING" means the date on which Seller assigns to Buyer and receives consideration for the Leases described on Exhibit C, as set forth in
Section 2.4.

         "THIRD PARTY OPERATING AGREEMENT" is defined in Article 7, below.

         "TITLE DEFECT" means any lien, encumbrance, encroachment or other defect in, on or associated with Seller's title to a Lease, excluding Existing Lease Burdens, that would cause Seller not to have Defensive Title to such Lease.
         "TOP LEASE" means a lease between a third party (as lessor) and Seller (as lessee), which has not become effective as of the date of the applicable Closing, as a result of a pre-existing recorded oil and gas lease pertaining to all or a portion of the same tract of land, and/or the same undivided interest in land, as the Top Lease, and which is to become effective if and when the pre-existing lease expires or is terminated.

         "WILLIAMS FORK FORMATION" means that certain formation as identified by Halliburton Resistivity Log curve in the wellbore of the Encana Oil & Gas (USA) Couey 30-15 (B-31) Well, with a total depth of 8,677 feet, and which is located in Section 30, Township 6 South, Range 92 West, Garfield County, Colorado.

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                                2. CONSIDERATION

         For the consideration set forth below, and subject to Section 2.8, below, Buyer agrees to purchase from Seller and Seller agrees to sell and assign to Buyer the Leases, in accordance with the following:

         2.1 ESCROW. Within three (3) business days after Board Approval pursuant to Section 2.8(b), Buyer shall wire transfer Six Million Dollars ($6,000,000) into the Trust Account of Patton Boggs LLP or other mutually agreed-upon third party ("Escrow Agent"), and shall cause the Escrow Agent to provide written confirmation to Seller of such wire transfer. The disbursement of all funds from said account shall be made in accordance with the terms of this Agreement, and pursuant to the Escrow Agreement attached hereto as Exhibit
I. Notwithstanding anything in this Agreement pertaining to the dates of Closing or pertaining to the Leases currently identified on Exhibits A through D, the intent of the Parties is that Buyer agrees to purchase and Seller agrees to sell a 50% undivided interest in the first 4,000 Net Mineral Acres owned by Seller within the AMI, subject to the Parties rights and obligations under Article 4.

         2.2 FIRST CLOSING AND PAYMENT. On or before April 8, 2005, and subject to the terms and conditions set forth herein, Seller agrees to sell and assign a 50% undivided interest in its right, title and interest in the portion of the Initial Leases described on Exhibit A, using the form of Assignment attached hereto as Exhibit E. Simultaneously with such assignment, Buyer and Seller shall instruct the Escrow Agent to pay a total sum to Seller, by wire transfer of immediately available funds to an account designated by Seller in writing, which represents Three Thousand Dollars ($3,000.00) per Net Mineral Acre (proportionately reduced to $1,500 for said 50% undivided interest) times the total Net Mineral Acres under the Leases described on Exhibit A, or under other Leases agreed to be assigned at said Closing (the "First Closing"), in which Seller is able to sell and assign Defensible Title, as determined in accordance with Article 4, below.

         2.3 SECOND CLOSING AND PAYMENT. Between April 9 and April 15, 2005, and subject to the terms and conditions set forth herein, Seller agrees to sell and assign a 50% undivided interest in its right, title and interest in the portion of the Initial Leases described on Exhibit B, using the form of Assignment attached hereto as Exhibit E. Simultaneously with such assignment, Buyer and Seller shall instruct the Escrow Agent to pay a total sum to Seller, by wire transfer of immediately available funds to an account designated by Seller in writing, which represents Three Thousand Dollars ($3,000.00) per Net Mineral Acre (proportionately reduced to $1,500 for said 50% undivided interest) times the total Net Mineral Acres under the Leases described on Exhibit A, or under other Leases agreed to be assigned at said Closing (the "Second Closing"), in which Seller is able to sell and assign Defensible Title, as determined in accordance with Article 4, below.

         2.4 THIRD CLOSING AND PAYMENT. On or before ninety (90) days from the date of this Agreement, and subject to the terms and conditions set forth herein, Seller agrees to sell and assign a 50% undivided interest in its right, title and interest in the

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portion  of the  Initial  Leases  described  on  Exhibit  C,  using  the form of
Assignment attached hereto as Exhibit E. Simultaneously with such assignment, Buyer and Seller shall instruct the Escrow Agent to pay a total sum to Seller, by wire transfer of immediately available funds to an account designated by Seller in writing, which represents three Thousand Dollars ($3,000.00) per Net Mineral Acre (proportionately reduced to $1,500 for said 50% undivided interest) times the total Net Mineral Acres under the Leases described on Exhibit B or C, or under other Leases agreed to be assigned at said Closing (the "Third Closing") in which Seller is able to sell and assign Defensible Title, as determined in accordance with Article 4, below. Seller represents that it owns, or will own by the Third Closing described in this Section 2.4, Defensible Title to 2,000 Net Mineral Acres in the Initial Leases as to all depths included in the Williams Fork Formation.

         2.5   PURCHASE AND SALE OF PENDING LEASES.

               (a) Seller is currently engaged in negotiations for oil and gas leases covering 2,000 Net Mineral Acres (the "Pending Leases") as more particularly described in Exhibit D, or to be acquired by Seller within the AMI after the date of this Agreement. Seller shall use its best efforts to acquire 2,000 Net Mineral Acres within the AMI, above the 2,000 Net Mineral Acres of Initial Leases. Seller agrees that each of the Pending Leases actually acquired will provide to Buyer, after the Reserved Production Payment, Defensible Title to not less than a seventy-eight and 00/100ths percent (78.00%) net revenue in Hydrocarbons in the Net Mineral Acres covered by the Pending Lease as to all depths included in the Williams Fork Formation. Unless the Parties mutually agree otherwise, Buyer shall not be required to acquire and pay for, or pay interest on the acquisition cost for, any of the Pending Leases that do not meet the requirements stated above.

               (b) On one or more mutually-agreeable dates subsequent to the Third Closing, and subject to the terms and conditions set forth herein, Seller agrees to sell and assign a 50% undivided interest in its right, title and interest in the Pending Leases described on Exhibit D, or to be acquired by Seller within the AMI after the date of this Agreement, using the form of Assignment attached hereto as Exhibit
         E. Simultaneously with such assignment, Buyer shall pay a total sum to Seller, by wire transfer of immediately available funds to an account designated by Seller in writing, which represents Three Thousand Dollars ($3,000.00) per Net Mineral Acre (proportionately reduced to $1,500 for said 50% undivided interest) times the total Net Mineral Acres under the Leases described on Exhibit D, in which Seller is able to sell and assign Defensible Title, as determined by the Parties in accordance with Article 4, below. Any and all Leases obtained by Seller after Seller has sold and assigned a 50% undivided interest in the first 4,000 Net Mineral Acres to Buyer will be deemed to be an Acquired Interest under the Bruner Agreement, and Article 6 of this Agreement, rather than a Pending Lease subject to this Section 2.5.


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         2.6 TOP  LEASES.  The  consideration  paid by Buyer for any and all Top
Leases included in the Leases shall be the actual percent of the bonus amount which Seller paid for such Top Lease. When any Top Lease vests, Seller shall promptly notify Buyer in writing that the balance of such bonus is due. Within ten (10) days after Buyer receives such written notice, Buyer shall pay Seller the full amount of said remaining balance due ($3,000 per Net Mineral Acre, proportionately reduced). All acquisitions of Top Leases which fall into the category of Acquired Interests shall be subject to the Bruner Agreement.
Notwithstanding anything in this Agreement to the contrary, the Parties may mutually identify specified Top Leases as future Initial Leases and/or future Pending Leases, which will comprise a portion of the 2,000 Net Mineral Acres in each such category of Leases if and when such Top Leases vest. In the case of such mutual identification the Parties shall defer the portion of the Closing pertaining to such Top Leases until such times as they vest.

         2.7 ASSIGNMENT. All Assignments of Initial Leases and Pending Leases shall be subject to and burdened by: (a) either the Reserved Production Payment or the Reserved ORRI; and (b) the Backin WI and the undertakings of this Agreement, with warranty of title by, through, and under Seller, as applicable, but not otherwise, and in the form attached hereto as Exhibit E.

         2.8 CLOSING CONDITIONS. Notwithstanding anything in this Agreement to the contrary:

               (a) Seller shall provide Buyer with Exhibits A through D by 4:00 p.m. (Mountain Standard Time) on February 23, 2005.

               (b) If Seller and Bruner do not enter into the Bruner Agreement by 4:00 p.m. (Mountain Standard Time) on February 23, 2005, for any reason other than Buyer's or Seller's material breach of this Agreement, all Parties shall have no further rights, and shall be relieved from all further obligations, under this Agreement, except Buyer shall promptly return all Information in its possession to Seller.

               (c) This Agreement and all rights and obligations related thereto are subject to approval by Buyer's Board of Directors. Buyer shall communicate the Board's action by written notice to Seller no later than 6:00 p.m. (Mountain Standard Time), on February 24, 2005.

                           3. RESERVATIONS BY SELLER

         3.1 RESERVED PRODUCTION PAYMENT. Seller's assignment of the Initial Leases and the Pending Leases shall reserve either the Reserved Production Payment or the Reserved ORRI (but not both), at Seller's election, provided, however, the Reserved Production Payment will terminate at such time as the Initial Leases and Pending Leases have produced ninety percent (90%) of the economically recoverable reserves attributable to the said Leases. The Reserved Production Payment is payable out of a fraction of total production equal to the difference between Existing Lease

Burdens and twenty percent (20%), but never less than 2.0%, proportionately reduced to the extent that any Initial Lease or Pending Lease covers less than the entire mineral estate in and to the Williams Fork Formation in the lands covered thereby or Seller own less than the entire leasehold estate in any Lease assigned to Buyer. (For example, on a full interest Lease having a 87.5% NRI, Seller's Reserved Production Payment would be 7.5% [(the difference between 20% and 12.5%) = 7.5%]; on a full interest Lease having a 84.25% NRI, Seller's Reserved Production Payment would be 4.25% [(the difference between 20% and 15.75%) = 4.25%]). The Reserved Production Payment shall be free of all post production costs and expenses, and shall be paid to Seller without any deductions whatsoever, except applicable taxes.

         3.2 RESERVED ORRI. Seller's assignment of the Initial Leases and the Pending Leases shall reserve either the Reserved ORRI or the Reserved Production Payment (but not both) at Seller's election. The Reserved ORRI shall be equal to the difference between Existing Lease Burdens and twenty percent (20%), but never less than 2.0%, proportionately reduced to the extent that any Lease covers less than the entire mineral estate in and to the Williams Fork Formation in the lands covered thereby or Seller own less than the entire leasehold estate in any Lease assigned to Buyer. (For example, on a full interest Lease having a 87.5% NRI, Seller's Retained ORRI would be 7.50% ORRI [(the difference between 20% and 12.5%) = 7.5%]; on a full interest Lease having a 84.25% NRI, Seller's Retained ORRI would be 4.25% ORRI [(the difference between 20% and 15.75%) = 4.25%]). The Reserved ORRI shall each be free of all post production costs and expenses, and shall be paid to Seller without any deductions whatsoever, except applicable taxes.

         3.3 BACKIN WI. Effective at Project Payout, Seller shall be vested with an undivided twelve and one-half percent (12.5%) of Buyer's ownership of all Leases and Production Assets related to the Leases and constructed or installed by Buyer up to the time of Project Payout. Thereafter, but not before, Seller's and Buyer's ownership interest in the Leases and related assets, and operations related thereto shall be governed by the terms of the Operating Agreement, with Seller bearing its proportionate share of all costs and burdens on the Leases, including the Reserved Production Payment and the Reserved ORRI.

               (a) In order to determine Project Payout, Buyer shall establish and maintain a cash basis account (the "Project Payout Account") in accordance with generally accepted accounting principles. The Project Payout Account shall be credited monthly with the amount of Project Revenues received by Buyer and debited monthly with the amount of Project Costs paid by Buyer. Buyer agrees to provide Seller a Payout Statement reflecting the status of the Payout Account on a quarterly basis, together with supporting documentation.

               (b) At Project Payout, Buyer agrees to promptly execute, acknowledge and deliver to Seller a recordable assignment of its Backin WI in the Leases, the Production Assets and any other property owned by Buyer within the AMI.

                         4. REVIEW OF RECORDS AND TITLE

         4.1 REVIEW OF RECORDS. Buyer acknowledges that Seller has not developed any of the Leases and that title opinions have not been rendered on the Leases. Seller shall make the Records available to Buyer for review in Seller's offices during normal business hours, until each applicable Closing Date. Except for the representations contained in this Agreement, Seller makes no representation of any kind as to the Records or any information contained therein. Buyer agrees that any conclusions drawn from the Records shall be the result of its own independent review and judgment.

         4.2 TITLE DEFECTS

               (a) As soon as reasonably practicable after Buyer's review of the Records, but in no event later than five (5) business days prior to the Closing Date pertaining separately to each Closing, Buyer shall notify Seller in writing of any Title Defect(s) affecting the Properties. Buyer's notice of Title Defect(s) shall include a description of each Title Defect and the value that Buyer attributes to each said Title Defect. Upon receipt of Buyer's notice, Seller may elect to attempt to cure some, all, or none of the Title Defects identified in Buyer's notice, at Seller's sole cost and expense. Prior to Closing, Buyer and Seller shall attempt in good faith to agree on a proposed resolution of any Title Defect(s) which has not been cured at least two business days prior to the Closing Date.

               (b) Unless (i) Buyer agrees to waive the Title Defect or that a Title Defect is not a Title Defect, or (ii) the Title Defect has been cured by Seller at Seller's sole cost and expense prior to Closing, the acreage affected by the Title Defect shall not be assigned at Closing and Buyer shall not be obligated to pay for such acreage.

               (c) Notwithstanding Sections 4.2(a) or (b), above, if Seller cures any Title Defects and provides Buyer with documentation reasonably satisfactory to Buyer that such Title Defects have been cured within ninety (90) days after Closing, Buyer agrees to pay Seller and Seller agrees to assign the subject Leases within fifteen (15) days after Seller has provided such documentation. Such payment and assignment shall take place in accordance with Article 2 and other applicable provisions of this Agreement. Provided, however, the total number of Net Mineral Acres categorized as Initial Leases and Pending Leases shall not increase beyond 4,000, and such post-Closing assignments shall be consistent with Section 4.3, below.

         4.3 ADDITIONAL ACREAGE. If Buyer's title examination shows that Seller owns more than 2,000 Net Mineral Acres in the Initial Leases, then (a) Buyer shall pay Seller at Closing and shall receive an assignment for the additional Net Mineral Acres based upon $3,000.000 per Net Mineral Acre and (b) any additional Net Mineral Acres shall be deemed a part of the Pending Leases. Net Mineral Acres in excess of 2,000 acres in the Pending Leases shall be deemed to be Acquired Interests, subject to the provisions of Article 6.

                              5. BUYER'S COVENANTS

         5.1 DRILLING COMMITMENT. Buyer agrees to drill the following wells within the following time frames, subject to Force Majeure, and subject to any limitations and other terms contained in the Leases.

               (a) On or before November 1, 2005, Buyer shall commence drilling of a well at a location of its choosing on one of the Leases, and drill the same to a depth sufficient to test the entire Williams Fork Formation to the top of the Rollins Formation, or a to a depth of 10,000 feet subsurface, whichever is the lesser depth; and

               (b) On or before eighteen months from the date of this Agreement, Buyer shall commence drilling of nine (9) additional wells at locations of its choice on the Leases, and drill each of said wells to a depth sufficient to test the entire Williams Fork Formation to the top of the Rollins Formation, or a to a depth of 10,000 feet subsurface, whichever is the lesser depth. If Buyer fails to drill any of the said nine (9) wells described above, then Buyer shall pay Seller upon their written demand the sum of $500,000.00 for each well Buyer fails to drill, as liquidated damages or Buyer shall reassign all of its interests within the AMI to ATEC/Apollo free and clear of any burdens created by Buyer, except the drilling and spacing unit and wells already commenced by Buyer pursuant to this Agreement as of eighteen months from the date of this Agreement.

         5.2 SUBSTITUTE WELL. If, prior to reaching the specified depth in any of the wells described in Section 5.1, above, Buyer encounters formations, conditions, steep dips, excess lost circulation, or mechanical well bore problems that would render further drilling operations by a prudent operator impracticable or which cannot be penetrated by the use of customary drilling procedures, then Buyer shall have the right to commence drilling of a substitute well within ninety (90) days from the date the drilling rig for was released on the well in which such conditions were encountered. The wells described above shall be deemed to include a substitute well for determining Buyer's compliance with its drilling commitments.

         5.3 BRUNER AGREEMENT. Notwithstanding anything in this Agreement to the contrary, the drilling commitment set forth in Section 5.1, above, shall be several, not joint, and shall be a combined obligation of Buyer and the owner(s) of the other 50% undivided interest in the Initial Leases and the Pending Leases, such that Buyer and such owner(s) shall each have an obligation to pay for 50% of the costs of the wells (or the liquidated damages for the failure to drill any such well) pursuant to Section 5.1, and the total combined number of wells to be drilled under this Agreement and by such owner(s) is ten (not a total of twenty).

                           6. AREA OF MUTUAL INTEREST

         The Parties hereby establish an Area of Mutual Interest ("AMI"), as described on Exhibit G, which shall continue in full force and effect for a term of ten (10) years from the date of this Agreement. During the term of the AMI, Seller shall handle for the Parties all acquisitions of (i) Leases, farmouts or other interests in Hydrocarbons, and (ii) Production Assets, within the AMI (collectively "Acquired Interests"). If either Buyer or Seller is offered or learns of an opportunity to acquire Leases, farmouts or other interests in Hydrocarbons, or Production Assets, within the AMI, then it will notify Seller and Bruner of such opportunities. Buyer hereby assigns and relinquishes to Seller and to Bruner all right, title, and interest in any and all Acquired Interests, which shall be subject solely to the terms of the Bruner Agreement.

                                 7. OPERATIONS

         As Operator, Buyer shall conduct all operations under the terms of the Operating Agreement, which each of the Parties agrees to execute contemporaneous with the First Closing. If there is any conflict between this Agreement and the Operating Agreement, then this Agreement shall control to the extent of the conflict. Effective at Project Payout, Seller's interest shall be subject to the terms of the Operating Agreement, even if Seller shall fail or refuse to execute a counterpart of the Operating Agreement. If Leases are subject to existing operating agreements or unit operating agreements, or may require a different operating agreement because of the existence of third party owners (in each case a "Third Party Operating Agreement"), then the Parties shall attempt to conform such Third Party Operating Agreement to the Operating Agreement to the greatest extent possible, and the rights among the Parties shall be governed by such Third Party Operating Agreement only with respect to the Leases covered thereby and then only to the extent it is in conflict with or inconsistent with the Operating Agreement. Seller shall provide to Buyer, and shall cause its Affiliates and subsidiaries to provide to Buyer, any and all rights-of-way and surface uses on and across the surface of lands owned by Seller, shareholders of Seller, and Affiliates of Seller within and in the vicinity of the Leases for the purpose of conducting operations on or related to the production of oil and gas from the Leases, whether such operations take place within or outside the AMI. Buyer, or the Parties jointly under the Operating Agreement (whichever is applicable), shall be responsible for any and all damages caused to the lands affected by such rights-of-way and surface uses. Buyer shall pay Seller (and such shareholders and Affiliates) industry rates (per acre and per rod, whichever is applicable) for such rights-of-way and surface uses, which are comparable to rates paid by third parties for similar uses in the vicinity of the Leases in Garfield County, Colorado.

                   8. CONFIDENTIALITY; ACCESS TO INFORMATION

         8.1 CONFIDENTIALITY. All geological, geophysical, engineering, and information obtained or developed by the Parties, either jointly or individually (collectively, "Information") will be kept confidential by the Parties and will not, without the prior written consent of the other Parties, be disclosed by a Party or its representatives, in whole or in part, and will not be used by the Parties or their representatives, directly or indirectly, for any purpose other than in connection with carrying out the purposes of this Agreement. The Parties agree that any Party may show such geological, geophysical and engineering Information to any third party with whom that Party is conducting bona fide negotiations for a sale, farmout or other development proposal of lands, provided such disclosures shall be limited to the Information relative only to the lands under negotiation and provided further that such third party has first agreed in writing to be bound by the confidentiality provisions of this Agreement. Confidential Information does not include information that is or becomes generally available to the public, other than as a result of a disclosure by a Party or their representative, or that is or becomes known or available to a Party on a non-confidential basis and not in contravention of this Agreement. The obligation to maintain Information as confidential will continue for three (3) years after the expiration or termination of this Agreement.

         8.2 ACCESS TO INFORMATION. Subject to the Operating Agreement, each Party shall have full and free access at all reasonable times to all operations on the Leases. Upon thirty (30) days written notice, each Party shall have the right to inspect and copy Buyer's books and records during normal business hours, and shall have a proportional ownership interest in all Information acquired or developed under this Agreement. Upon request, Buyer shall furnish ATEC and Apollo one legible copy of any and all well or lease data as generated, which shall include but not necessarily be limited to the following: meter and chart reports, production purchaser statements, run tickets and monthly gauge reports, application for permit to drill, survey plats, drilling reports, completion reports, test reports, well logs, plugging and abandoning reports, and drilling and division order title opinions. Buyer further agrees to furnish ATEC and Apollo a complete data set on all linear seismic and 3-D seismic as well as any other available data, geological, geophysical, engineering, and title information obtained or developed by Buyer during the term of this Agreement. Seller's access rights shall not be exercised in a manner interfering with Buyer's operations. Buyer shall not be obligated to furnish any geologic or geophysical data of an interpretive nature to Seller unless the cost of preparation of such interpretive data was charged to the joint account.

                      9. ACCEPTANCE OF SURFACE CONDITIONS

         Upon each Closing, Buyer accepts the surface and environmental conditions of the Leases "AS IS, WHERE IS." The Parties acknowledge that Seller will provide Buyer reasonable access to the Leases for a surface and environmental condition inspection prior to Closing. Further, Buyer acknowledges that Seller has made no representations concerning the environmental quality or condition of the Lands or Leases. Buyer agrees that it shall acquire the such interests on an "AS IS, WHERE IS" basis and Seller hereby disclaims all representations and warranties, express, implied or statutory, concerning (a) the environmental quality and condition of the Lands, (b) the existence of and discharge of hazardous substances or other pollutants upon or from such lands which has caused or may cause environmental degradation; and (c) the status of compliance of such lands with federal, state and local laws and/or regulations pertaining to health, safety or environmental protection.

                               10. MISCELLANEOUS

         10.1 TERM. This Agreement shall be effective when executed, and if Closing occurs, shall continue in effect until the termination of the AMI or Project Payout, whichever occurs last, unless the context of a particular provision indicates by its context that it should survive such termination. The termination of this Agreement shall not relieve any Party of any expense, liability or other obligation, or any remedy therefor, which has accrued or attached prior to the date of such termination.

         10.2 FORCE MAJEURE. If, as a result of Force Majeure (as hereinafter defined) any Party is rendered unable, wholly or in part, to carry out its obligations under this Agreement, other than the obligation to pay money, the obligations of the Party giving such notice, so far as and to the extent that the obligations are affected by such Force Majeure, shall be suspended during the continuance of any inability so caused. The Party claiming Force Majeure shall notify the other Parties of the Force Majeure as soon as reasonably possible after the occurrence of the facts relied on and shall keep all Parties informed of all significant developments. Such notice shall give reasonably full particulars of the Force Majeure, and also estimate the period of time that the Party will probably require to remedy the Force Majeure. The affected Party shall use all reasonable diligence to remove or overcome the Force Majeure as quickly as possible, but shall not be obligated to settle any labor dispute except on terms acceptable to it and all such disputes shall be handled within the sole discretion of the affected Party. As used herein, the term "Force Majeure" shall mean any acts of God, strikes, lockouts, acts of the public enemy, wars, sabotage, blockages, insurrections, riots, terrorism, epidemics, landslides, lightning, earthquakes, fires, storms, hurricanes, floods, washouts, arrests and restraints of rulers and people, civil disturbances, explosions, breakage or accident to machinery or lines of pipe, or the necessity to make repairs, tests or alterations to machinery or lines of pipe, line freeze-ups, the binding order of any court or governmental authority which has been resisted in good faith by all reasonable legal means, lack of governmental permit, lack of rig availability on economic terms reasonably acceptable to Buyer, or any other cause whether of the kind herein enumerated, or otherwise, and whether caused or occasioned by or happening on the account of the act or omission of one of the Parties hereto, or some person or concern not a Party hereto, which cause is not within the control of the Party claiming suspension and which, by the exercise of due diligence, such Party is unable to foresee or prevent and, in either case, overcome; provided, however, any change in the economic condition of a Party, any general change in economic conditions affecting the industry as a whole or any change in commodity prices shall not constitute an event of Force Majeure.

         10.3 RELATIONSHIP OF THE PARTIES. Notwithstanding anything contained herein to the contrary, Buyer and Seller shall be liable for only each such Parties' proportionate share of the cost, expenses, liabilities and obligations arising under this Agreement, and no Party shall be liable, secondarily, or jointly or otherwise for any other Parties' share of any such cost, expenses, liabilities and obligations. It is not the purpose or intention of this Agreement to create, and this Agreement shall not be construed as creating, a joint venture, mining partnership or relationship whereby any Party shall be liable for the acts, either of omission or commission, of any other Party hereto.

         10.4 AUDIT RIGHTS. The Selling Parties and Buyer shall each have the right to audit the books and records of the other with respect to all matters related to this Agreement at the times and in the manner as provided in the COPAS - 1984 - Onshore Accounting Procedure, Joint Operations, attached to the Operating Agreement, except to the extent otherwise provided in this Section.
Buyer and Seller will each permit representatives designated by the other, including independent accountants, agents, attorneys, and designated employees, to visit and (i) inspect and to review their respective books and records pertaining to the Leases (ii) to make copies and photocopies from such records and to write-down and record such information as such representatives may request, (iii) to have access to their respective accountants and their working papers (subject to such independent accountants' policies respecting the availability to working papers), and (iv) to reasonably investigate and verify the accuracy of information furnished to the other Party hereunder or in connection herewith, all at the expense of the Party conducting the audit provided, however, that the reasonable cost of any good faith investigation which Seller or Buyer conducts under this Section 10.4 shall be borne by the other Party if such investigation reveals audit exceptions in excess of twenty-five thousand dollars ($25,000.00).

         10.5 LIKE-KIND EXCHANGE

               (a) Buyer agrees to cooperate with Seller so that Seller's transfer of the Initial Leases, and/or other Leases, to Buyer shall, at Seller's election, be accomplished in a manner enabling the transfer to qualify as part of a like-kind exchange of property by Seller within the meaning of Section 1031 of the Code, which cooperation shall include, without limitation, taking such actions as Seller reasonably request in order to transfer the Initial Leases and receive all or a portion of the purchase price and other payments in a manner which enables such transfer to qualify as part of a like-kind exchange of property within the meaning of Section 1031 of the Code.

               (b) Without limiting the generality of Section 10.5(a) above, and notwithstanding any provision in this Agreement to the contrary, Seller may, at any time before delivery of the Initial Leases to Buyer, assign Seller rights (but not its obligations) under this Agreement in whole or in part to a qualified trust, a qualified escrow account or a qualified intermediary as such terms are defined in Treas. Reg. Section 1.1031(k)-1(g) (3) & (4), respectively, for the purpose of effectuating a deferred like-kind exchange of property within the meaning of Section 1031 of the Code and the regulations thereunder. In the event of such assignment, Seller agrees to defend, indemnify and hold harmless the Buyer from and against any and all costs and liabilities arising out of or resulting from such a deferred exchange.

               (c) Buyer acknowledges that Seller may direct certain portions of the purchase price, and any other payments for the assignment of a Lease from Seller to Buyer to be made to a Qualified Intermediary, as directed in writing by Apollo for and on behalf of the Apollo Nominees.

         10.6 DELAY RENTALS AND SHUT-IN/MINIMUM ROYALTY PAYMENTS. For a period of one year after the First Closing, on Buyer's behalf, Seller shall make every reasonable effort to make all delay rental and shut-in/minimum royalty payments which become due and payable after the date of this Agreement and are required to continue in force any of the Leases, and to advise Buyer in writing of all drilling commitments under all leases, regardless of whether such drilling commitments accrue within or after such one-year period. Seller shall provide a monthly accounting to Buyer during said one-year period regarding all such payments made and to be made during such period.

         10.7 PRESS RELEASES. Seller and Buyer shall consult each other with respect to any press release or public announcement concerning this Agreement and the transaction contemplated hereby, and, except as required by, or pursuant to applicable law, or the applicable rules and regulations of any governmental body or stock exchange, neither Party shall issue any press release or public announcement without the prior written consent of the other Party.

         10.8 CONSTRUCTION OF AGREEMENT. In construing this Agreement, the following rules shall apply:

               (a) CAPTIONS. No consideration shall be given to the captions, which are inserted only for convenience in locating provisions of this Agreement and not as an aid in its construction.

               (b) CONTROL OF DRAFTING. No consideration shall be given to the fact or presumption that one Party has had a greater or lesser hand in drafting this Agreement than any other Party.

               (c) DEFINED TERMS. A defined term has its defined meaning everywhere in this Agreement, regardless of whether the term appears before or after the place in this Agreement where the term is defined.

               (d) CONSTRUCTION. All documents that are collateral to and supportive of this Agreement are supplemental to the terms and conditions of this Agreement and the terms and conditions of this Agreement shall control in the event of any conflict or question that might arise between such document, including the exhibits attached, that is collateral to or supportive of this Agreement and this Agreement itself.

         10.9 ASSIGNABILITY. This Agreement is personal in nature and may not be assigned by Buyer without the prior written consent of Apollo and ATEC, which consent shall not be unreasonably withheld. Provided, however, Buyer shall have the right, before or after Closing, to agree to assign a one and two-tenths percent (1.2%) overriding royalty interest to one or more third parties to be effective as of the Effective Date. Seller may freely assign its interest in the Leases and in this Agreement. Any assignment of this Agreement, or any interest in the Leases shall be made specifically subject to the terms and conditions of this Agreement and any assignee shall agree in writing to be bound by the terms of this Agreement.

         10.10 SUCCESSORS AND ASSIGNS. This Agreement, and all the rights, titles, interests, requirements, covenants, obligations, terms and conditions set forth herein, shall be binding upon, and inure to the benefit of, the Parties hereto and their respective partners, parties of interests, beneficiaries, heirs, representatives, trustees, and permitted successors and assigns.

         10.11 COUNTERPARTS. This Agreement may be executed in multiple counterparts, no one of which need be executed by all the Parties hereto. Each Party hereby authorizes the removal of the signature pages and reassembly of the same into a single document composed of one copy of the substantive portion of the Agreement attached to the multiple, separately executed pages of the signatures. A copy by reproduction showing signatures, including any copies reproduced electronically by facsimile, telecopy or otherwise, will be deemed to be as valid as an executed copy or original. Following each execution and delivery by counterparts, the Parties shall thereafter execute and deliver "hard copies" of the Agreement and related documents as well, but the failure or refusal to execute and deliver such "hard copies" shall not invalidate the Agreement.

         10.12 WORDS AND GENDER. Words of any gender used in this Agreement or any of the documents collateral to it will be held and construed to include any other gender, and the words in the singular number will be held to include the plural and vice versa unless the context clearly requires otherwise.

         10.13 PARTIAL INVALIDITY. The invalidity or unenforceability of any particular provision of this Agreement or any of the documents collateral to it will not affect the other provisions hereof or thereof, and the Agreement and any of the documents collateral to it will be construed in all respects as if such invalid or unenforceable provisions were omitted.

         10.14 INCORPORATION BY REFERENCE. Any and all exhibits or documents or their record referred to or described herein or attached hereto are incorporated herein by reference for all purposes as though same were set forth herein verbatim.

         10.15 NOTICES. Except as otherwise provided above, all notices required under this Agreement will be given in writing and delivered in person, by United States certified mail return receipt requested, courier service, facsimile, telecopy or e-mail addressed to each of the Parties at the addresses listed below:

         Dolphin Energy Corporation
         1331 17th Street, Suite 730
         Denver, Colorado  80202
         Attention:        Cecil D. Gritz
         Telephone:        (303) 293-2300
         Telecopy:         (303) 293-2417


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


         Apollo Energy, LLC
         1557 Ogden Street, Suite 300
         Denver, CO 80218
         Attention:        Mr. Louis A. Oswald, III
         Telephone:        303.830.0888
         Telecopy:         303.830.2818

         ATEC Energy Ventures, LLC
         415 Bayou Cove Ct.
         Houston, TX 77042
         Attention:        Mr. Steven W. Weller
         Telephone:        713.782.6738
         Telecopy:         713.782.6738

Any notice delivered in person, by courier service, facsimile or telecopy shall be deemed given when received by the Party to whom it is addressed. Apollo agrees to act for and on behalf of the Apollo Nominees for the purposes of giving and receiving notices. Each Party has the right to change its address by giving written notice thereof to the other Parties.

         10.16 GOVERNING LAW. The laws of the State of Colorado shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the Parties, without regard to the principles of conflicts of laws, including, but not limited to, matters of performance, non-performance, breach, remedies, and procedures. The laws of the State of Colorado shall govern the validity, construction and interpretation of any conveyances executed pursuant to this Agreement. Forum and venue shall be exclusively in state or federal court in Denver, Colorado.

         10.17 ENTIRE AGREEMENT. The Parties agree and understand that this Agreement and all of its exhibits constitute their entire agreement among the Parties respecting the subject matter of the transactions contemplated hereby and that there are no other agreements among them other than the terms and conditions contained herein.

         10.18 DISCLAIMERS AND RELEASE.

               (a) DATA AND INFORMATION. Seller makes no warranty or representation, express, implied or statutory, as to the accuracy or completeness of any data, information or materials heretofore or hereafter furnished to Buyer in connection with the interests that may be acquired by Buyer in the Leases or interest within the AMI, or as to quality or quantity of Hydrocarbon reserves attributable to the Leases or the ability of the Leases to produce Hydrocarbons. Any and all such data, information and other materials furnished by Seller is provided to Buyer as a convenience and any reliance on or use of the same shall be at Buyer' sole risk. Buyer further acknowledges that it has had the opportunity to review Seller' files relating to the Leases.


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

               (b) PROJECT. Buyer is experienced and knowledgeable in the oil and gas business and is aware of its risks. In entering into this Agreement, Buyer acknowledges and affirms that it has relied and will rely solely on the terms of this Agreement and upon its independent analysis, evaluation and investigation of, and judgment with respect to, the business, economic, legal, tax or other consequences of the this Agreement, including its own estimate and appraisal of the extent and value of the petroleum, natural gas and other reserves of the Leases, and future operation, maintenance and development costs associated with the Leases and the legal risks of owning and operating an interest in the Leases. Buyer owns and operates other oil and gas properties similar in nature and kind to the Leases and is aware of the geologic factors and risks associated with operating oil and gas wells, and risks associated with the development and operation of oil and gas interests.

         10.19 REPRESENTATIONS. The Parties each represent each to the other that:

               (a) They each have the authority to enter into this Agreement in the name, title and capacity herein stated with full and lawful authority on behalf of their respective principals, including a current authorization by their respective boards of directors or managers approving the execution and delivery of this Agreement, and including the Apollo Nominees' written authorization granting Apollo all necessary authority to act on their behalf;

               (b) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, nor the compliance with the terms hereof, will result in any default under any agreement or instrument to which a Party is a party, or violate any order, writ, injunction, decree, statute, rule or regulation applicable to a Party;

               (c) This Agreement constitutes (and the assignments to be delivered herein, when executed and delivered, constitute) the legal, valid and binding obligation of the Party, enforceable in accordance with its terms, except as limited by bankruptcy or other laws applicable generally to creditor's rights and as limited by general equitable principles;

               (d) It has not incurred any obligation or liability, contingent or otherwise for broker's or finder's fees with respect to the transactions provided for in this Agreement;

               (e) They each have, or will have when necessary, as applicable, the authority and the ownership rights and interests to carry out the undertakings of this Agreement with respect to the Leases or Production Assets; and

               (f) The Leases include all fee mineral interest owned by Seller as of the date of this Agreement and will include fee mineral interests acquired by Seller after the date of this Agreement, all of which shall be leased to Buyer under the terms of the oil and gas lease attached hereto as Exhibit H for a term



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

         of four (4) years and reserving not more than a 20% royalty (that is, for an 80% net revenue interest). Buyer shall pay to Seller a bonus of $3,000 per Net Mineral Acre.

         10.20 NO THIRD PARTY BENEFICIARIES. This Agreement is intended to benefit only the Parties hereto and their respective successors and assigns, including the Dolphin Shareholders.

         10.21 NO RECORDING. Except for any assignments of the Leases or other interests in the AMI, the Parties agree not to record all or any portion of this Agreement in any county or other public records

         10.22 NECESSARY DOCUMENTS. The Parties further agree to prepare, execute and deliver all such other documents that may be reasonably necessary to fully effectuate all the terms and conditions herein required.

         EXECUTED by each Party on the date of its acknowledgment shown below, to be effective as of the date first written above.


DOLPHIN ENERGY CORPORATION                APOLLO ENERGY, LLC, for itself
                                          and for the Apollo Nominees


By:  /s/ MARC E. BRUNER                   By:  /s/ LOUIS A. OSWALD, III
   -----------------------------------       ---------------------------------
   Marc E. Bruner, President                 Louis A. Oswald, III, President


                                          ATEC ENERGY VENTURES, LLC


                                          By: /s/ STEVEN W. WELLER
                                             ---------------------------------
                                             Steven W. Weller, President and CEO




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